                                                                     EXHIBIT 3.2

                           RANDGOLD RESOURCES LIMITED

                                 (THE "COMPANY")

                             SECRETARY'S CERTIFICATE

I, David John Haddon, Company Secretary of Randgold Resources Limited, hereby certify that the attached document comprises the new Articles of Association of the Company adopted by special resolution of the Company passed at an Extraordinary General Meeting of the Company held on 24 June 1997.

Dated this 30th day of June 1997


/s/ David John Haddon
-------------------------------------
David John Haddon

Private & Confidential

No. 62686

                           COMPANIES (JERSEY) LAW 1991

                        PUBLIC COMPANY LIMITED BY SHARES

                                       NEW

                             ARTICLES OF ASSOCIATION

                                       of

                           RANDGOLD RESOURCES LIMITED
            (As adopted by Special Resolution passed on 24 June 1997)

                                   PRELIMINARY

1     STANDARD TABLE

1.1 The Standard Table shall be excluded from application in its entirety to the Company and the following provisions shall constitute the articles of the Company in place of the Standard Table.

2     INTERPRETATION

2.1 In these Articles, unless the context otherwise requires, the following expressions have the following meanings:

      "THESE ARTICLES" means these Articles of Association as originally adopted or altered or varied from time to time (and "ARTICLE" means one of these Articles)

      "AUDITORS" means the auditors for the time being of the Company or, in the case of joint auditors, any one of them

      "BOARD" means the board of Directors for the time being of the Company or the Directors present or deemed to be present at a duly convened meeting of Directors at which a quorum is present

      "CHAIRMAN" means the chairman (if any) of the Board or, where the context requires, the chairman of a general meeting of the Company

      "CLEAR DAYS" means (in relation to the period of a notice) that period, excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

      "COMPANY" means Randgold Resources Limited


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

      "DEPOSITARY" means a custodian or other person (or a nominee for such custodian or other person) appointed under contractual arrangements with the Company or other arrangements approved by the Board whereby such custodian or other person or nominee holds or is interested in shares of the Company) or rights or interests in shares of the Company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been approved by the Board for the purpose of these Articles, and shall include, where approved by the Board, the trustees (acting in their capacity as such) of any employees' share scheme established by the Company or any other scheme or arrangement principally for the benefit of employees or those in the service of the Company and/or its subsidiaries or their respective businesses and the managers (acting in their capacity as such) of any investment or savings plan, which in each case the Board has approved

      "DIRECTOR" means a director for the time being of the Company

      "EXECUTION" includes any mode of execution (and "executed" shall be construed accordingly)

      "HOLDER" means (in relation to any share) the member whose name is entered in the Register as the holder or, where the context permits, the members whose names are entered in the Register as the joint holders, of that share

      "LAW" means the Companies (Jersey) Law 1991 and any statutory modifications or re-enactment thereof for the time being in force and subordinate legislation made hereunder

      "LONDON STOCK EXCHANGE" means London Stock Exchange Limited or other principal stock exchange in the United Kingdom for the time being.

      "MEMBER" MEANS A member of the Company or, where the context requires, a member of the Board or of any committee

      "OFFICE" means the registered office for the time being of the Company situate in the Island of Jersey

      "ORDINARY SHARE" means an ordinary share of US$0.10 of the Company in the capital of the Company having the rights and subject to the restrictions set out in these Articles

      "PAID UP" means paid up or credited as paid up

      "REGISTER" means the register of members of the Company to be kept pursuant to Article 41 of the Law at a place in the Island of Jersey or, as the case may be, any overseas branch register kept pursuant to Article 116 of these Articles


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

      "SEAL" means any one of (i) the common seal of the Company required by
      Article 22 of the Law ("COMMON SEAL"): (ii) any securities seal that the Company may be permitted to have under Article 24 of the Law ("SECURITIES SEAL"); or (iii) any other official seal for use in any country, territory or place outside the Island of Jersey as an official seal permitted by
      Article 23 of the Law ("BRANCH SEAL")

      "SECRETARY" means the secretary for the time being of the Company or any other person appointed to perform any of the duties of the secretary of the Company including (subject to the provisions of Article 81 and Article 82 of the Law) a joint, temporary, assistant or deputy secretary

      "SHARE" means a share of the Company

      "STANDARD TABLE" means the model articles of association of a Company proposed by the Finance and Economics Committee of the Island of Jersey pursuant to Article 6 of the Law

      "UNITED KINGDOM" means Great Britain and Northern Ireland

      "USS OR US DOLLARS" means the official currency of the United States of America

      "WRITING OR WRITTEN" means and includes printing, typewriting, lithography, photography and any other mode or modes of representing or reproducing words in a legible and non-transitory form.

2.2   Unless the context otherwise requires:

      (a)   words in the singular include the plural, and vice versa;

      (b)   words importing the masculine gender include the feminine gender;
            and

      (c) a reference to a person includes a body corporate and an unincorporated body of persons.

2.3 A reference to any statute or provision of a statute shall include any orders, regulations or other subordinate legislation made under it and shall, unless the context otherwise requires, include any statutory modification or re-enactment of it for the time being in force.

2.4 Save as aforesaid, and unless the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Law.

2.5 The headings are inserted for convenience only and shall not affect the construction of these Articles.


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

3     FORM OF RESOLUTION

3.1 Subject to the Law, where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

3.2 A resolution in writing executed by or on behalf of each member who, at the date when the resolution is deemed to be passed in accordance with
      Article 95(3) of the Law, would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more of the members.

                                  SHARE CAPITAL

4     AUTHORISED SHARE CAPITAL

4.1 The authorised share capital of the Company at the date of the adoption of these Articles is US$3,000,000 divided into 30,000,000 Ordinary Shares of US$0.10 each.

5     ALLOTMENT

5.1 Subject to the provisions of the Law and these Articles unissued shares at the date of adoption of these Articles and any shares hereafter created shall be at the disposal of the Board, which may allot (with or without conferring rights of renunciation), grant options over, offer or otherwise deal with or dispose of them or rights to subscribe for or convert any security into shares to such persons (including the Directors themselves), at such times and generally on such terms and conditions as the Board may decide, provided that no share shall be issued at a discount.

6     REDEEMABLE SHARES

6.1 Subject to the provisions of the Law and to any special rights for the time being attached to any existing shares, any share may be issued which is, or at the option of the Company or of the holder of such share is liable, to be redeemed on such terms and in such manner as permitted by the Law provided that (i) the price at which redeemable shares listed on the Official List of the London Stock Exchange may be bought back on the London Stock Exchange must not exceed 5 per cent. of the average of the mid-market closing price of such shares on the Official List of the London Stock Exchange for 10 days before such purchase; and (ii) where such purchases are by tender, the tender must be available to all shareholders of the Company holding such redeemable shares.

7     POWER TO ATTACH RIGHTS

7.1 Subject to the provisions of the Law and to any special rights for the time being attached to any existing shares, any shares may be allotted or issued with or have attached to them such preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, transfer, return of capital or otherwise, as the Company may from time to time by ordinary resolution determine or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the Board may determine.

8     SHARE WARRANTS TO BEARER

8.1 The Company may, with respect to any fully paid shares, issue a warrant (a "share warrant") stating that the bearer of the warrant is entitled to the shares specified in it and may provide (by coupons or otherwise) for the payment of future dividends on the shares included in a share warrant.

8.2 The powers referred to in Article 8.1 may be exercised by the Board, which may determine and vary the conditions on which share warrants shall be issued, and in particular on which:

      (a) a new share warrant or coupon will be issued in the place of one damaged, defaced, worn out or lost (provided that no new share warrant shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed);

      (b) the bearer of a share warrant shall be entitled to receive notice of and to attend, vote and demand a poll at general meetings;

      (c)   dividends will be paid; and

      (d) a share warrant may be surrendered and the name of the holder entered in the Register in respect of the shares specified in it.

      Subject to such conditions and to these Articles, the bearer of a share warrant shall be deemed to be a member for all purposes. The bearer of a share warrant shall be subject to the conditions for the time being in force and applicable thereto, whether made before or after the issue of such share warrant.

9     COMMISSION AND BROKERAGE

9.1 The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Law. Subject to the provisions of the Law, any such commission or brokerage may be satisfied by the payment of cash, the allotment of fully or partly paid shares, the grant of an option to call for an allotment of shares or any combination of such methods PROVIDED ALWAYS that any commission or brokerage does not exceed 10 per cent. of the price at which the relevant shares are allotted.


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

10    TRUSTS NOT TO BE RECOGNISED

10.1 Except as otherwise expressly provided by these Articles, as required by the laws of the Island of Jersey or as ordered by a court of competent jurisdiction, the Company sha1l not recognise any person as holding any share on, any trust, and (except as aforesaid) the Company shall not be bound by or recognise (even if having notice of it) any equitable, contingent, future, partial or other claim to or interest in any share except an absolute right of the holder to the whole of the share.

                               SHARE CERTIFICATES

11    RIGHT TO CERTIFICATES

11.1 On becoming the holder of any share, every person shall be entitled, without charge, to have issued within two months after allotment or lodgement of a transfer (unless the terms of issue of the shares provide otherwise) one certificate for all the shares of each class registered in his name. Such certificate shall specify the number, class, and distinguishing numbers (if any) of the shares in respect of which it is issued and the amount or respective amounts paid up thereon and shall be issued as provided in Article 135.

11.2 The issued shares of a particular class which are fully paid up and rank pari passu for all purposes shall not bear a distinguishing number. All other shares shall bear a distinguishing number.

11.3 The Company shall not be bound to issue more than one certificate in respect of shares held jointly by two or more persons. Delivery of a certificate to the person first named on the register shall be sufficient delivery to all joint holders.

11.4 Where a member has transferred part only of the shares comprised in a certificate, he shall be entitled without charge to a certificate for the balance of such shares.

11.5  No certificate shall be issued representing shares of more than one class.

12    REPLACEMENT CERTIFICATES

12.1 Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge on surrender of the original certificates for cancellation.

12.2 If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Board may, if it thinks fit, comply with such request.

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

12.3 Share certificates may be renewed or replaced on such terms as to provision of evidence and indemnity (with or without security) and to payment of any exceptional out of pocket expenses, including those incurred by the Company in investigating such evidence and preparing such indemnity and security, as the Board may decide, and on surrender of the original certificate (where it is defaced, damaged or worn out), but without any further charge.

12.4 In the case of shares held jointly by several persons. any such request as is mentioned in this Article 12 may be made by any one of the joint holders.

                                 LIEN ON SHARES

13    LIEN ON SHARES NOT FULLY PAID

13.1 The Company shall have a first and paramount lien on each of its shares which is not fully paid, for all amounts payable to the Company (whether presently or not) in respect of that share and to the extent and in the circumstances permitted by the Law. The Board may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

14    ENFORCEMENT OF LIEN BY SALE

14.1 The Board may sell all or any of the shares subject to any lien at such time or times and in such manner as it may determine. However, no sale shall be made until such time as the moneys in respect of which such lien exists or some part thereof are or is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payment or fulfilment or discharge thereof and giving notice of intention to sell in default shall have been served on the holder or the persons (if any) entitled by transmission to the shares, and default in payment, fulfilment or discharge shall have been made by him or them for 14 clear days after service of such notice. For giving effect to any such sale, the Board may authorise some person to execute an instrument of transfer of the shares sold in the name and on behalf of the holder or the persons entitled by transmission in favour of the purchaser or as the purchaser may direct. The purchaser shall not be bound to see to the application of the purchase money, and the title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

15    APPLICATION OF PROCEEDS OF SALE

15.1 The net proceeds of and sale of shares subject to any lien, after payment of the costs, shall be applied in or towards satisfaction of so much of the amount due to the Company or of the liability or engagement (as the case may be) as is presently payable or is liable to be presently fulfilled or discharged. The balance (if any) shall (on surrender to the Company for cancellation of the certificate for the shares sold, and subject to a like lien for any moneys not presently payable or any liability or engagement not liable to be presently fulfilled or discharged as existed on the shares before the sale) be paid to the holder or the person (if any) entitled by transmission to the shares so sold (without interest).

                                 CALLS ON SHARES

16    CALLS

16.1 Subject to the terms of allotment of shares, the Board may from time to time make calls on the members in respect of any moneys unpaid on the shares, of any class, held by them respectively (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the terms of issue. Each member shall (subject to receiving at least 14 clear days' notice specifying when and where payment is to be made and whether or not by installments) be liable to pay the amount of every call so made on him as required by the notice. A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed or (as the case may require) any person to whom power has been delegated pursuant to these Articles serves notice of exercise of such power. A call may be required to be paid by installments and may, before receipt by the Company of any sum due thereunder, be either revoked or postponed in whole or part as regards all or any such members as the Board may determine. A person on whom a call is made shall remain liable notwithstanding the subsequent transfer of the shares in respect of which the call was made.

17    LIABILITY OF JOINT HOLDERS

17.1 The joint holders of a share shall be jointly and severally liable for the payment of all calls in respect thereof.

18    INTEREST ON CALLS

18.1 If the whole of the sum payable in respect of any call is not paid on or before the day appointed for payment, the person from whom it is due and payable shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the unpaid amount from the day appointed for payment thereof to the time of actual payment at the rate fixed by the terms of the allotment of the share or in the notice of the call or, if no rate is so fixed, at such rate, not exceeding 15 per cent per annum (compounded on a 6 monthly basis), as the Board shall determine. The Board may waive payment of such costs, charges, expenses or interest in whole or in part.

19    RIGHTS OF MEMBER WHEN CALL UNPAID

19.1 Unless the Board otherwise determines, no member shall be entitled to receive any dividend or to be present and vote at a general meeting or at any separate


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

      general meeting of the holders of any class of shares either in person or (save as proxy for another member) by proxy, or he reckoned in a quorum, or to exercise any other right or privilege as a member in respect of a share held by him unless and until he shall have paid all calls for the time being due and payable by him in respect of that share, whether alone or jointly with any other person, together with interest and expenses (if any) to the Company.

20    SUMS DUE ON ALLOTMENT TREATED AS CALLS

20.1 Any sum payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal value of the share or by way of premium or as an installment of a call, shall for all purposes of these Articles be deemed to be a call duly made. If it is not paid, the provisions of these Articles shall apply as if such amount had become due and payable by virtue of a call.

21    POWER TO DIFFERENTIATE

21.1 The Board may make arrangements on the allotment or issue of shares for a difference as between the allottees or holders of such shares in the amount and time of payment of calls.

22    PAYMENT IN ADVANCE OF CALLS

22.1 The Board may, if it thinks fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid on the shares held by him. Such payment in advance of calls shall extinguish pro tanto the liability on the shares on which it is made. The Company may pay interest on the money paid in advance, or so much of it as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, at such rate as the Board may decide. The Board may at any time repay the amount so advanced on giving to such member not less than three months' notice in writing of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

23    DELEGATION OF POWER TO MAKE CALLS

23.1 If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Board may delegate on such terms as it thinks fit to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the members in respect of such uncalled capital, to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys. The power so delegated shall subsist during the continuance of the mortgage or security, notwithstanding any change of Directors, and shall be assignable if expressed so to be.


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

                                         FORFEITURE OF SHARES

24    NOTICE IF CALL NOT PAID

24.1 If any member fails to pay the whole of any call or any instalment of any call on or before the day appointed for payment, the Board may at any time serve a notice in writing on such member or on any person entitled to the shares by transmission, requiring payment, on a date not less than 14 clear days from the date of the notice, of the amount unpaid and any interest which may have accrued thereon and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where the payment is to be made and state that, if the notice is not complied with, the shares in respect of which such call was made will be liable to be forfeited.

25    FORFEITURE FOR NON-COMPLIANCE

25.1 if the notice referred to in Article 24 is not complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

26    NOTICE AFTER FORFEITURE

26.1 When any share has been forfeited, notice of the forfeiture shall be served on the person who was before forfeiture the holder of the share or the person entitled to such share by transmission (as the case may be). An entry of such notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register in respect of such share. However, no forfeiture shall be invalidated by any omission to give such notice or to make such entry as aforesaid.

27    FORFEITURE MAY BE ANNULLED

27.1 The Board may, at any time before any share so forfeited has been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture, on the terms that payment shall be made of all calls and interest due thereon and all expenses incurred in respect of the share and on such further terms (if any) as the Board shall see fit.

28    SURRENDER

28.1 The Board may accept a surrender of any share liable to be forfeited. In such case references in these Articles to forfeiture shall include surrender.


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

29    DISPOSAL OF FORFEITED SHARES

29.1 Even share which shall be forfeited shall thereupon become the property of the Company. Subject to the provisions of the Law, any such share may be sold, re-allotted or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto or to any other person, on such terms and in such manner as the Board shall determine. The Board may, for the purposes of the disposal, authorise some person to transfer the share in question and may enter the name of the transferee in respect of the transferred share in the Register notwithstanding the absence of any share certificate being lodged in respect thereof and may issue a new certificate to the transferee. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the share. The Company may receive the consideration (if any) given for the share on its disposal.

30    EFFECT OF FORFEITURE

30.1 A shareholder whose shares have been forfeited shall cease to be a member in respect of the shares forfeited and shall surrender to the Company for cancellation the certificate for such shares. He shall nevertheless be liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture, and interest thereon from the date of the forfeiture to the date of payment, in the same manner in all respects as if the shares had not been forfeited, and to satisfy all (if any) claims, demands and liabilities which the Company might have enforced in respect of the shares at the time of forfeiture, without any reduction or allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

31    EXTINCTION OF CLAIMS

31.1 The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the holder whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Law given or imposed in the case of past members.

32    EVIDENCE OF FORFEITURE

32.1 A statutory declaration or an affidavit by a Director or the Secretary that a share has been forfeited in pursuance of these Articles, and stating the date on which it was forfeited, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture thereof, be conclusive evidence of the facts therein stated. The statutory declaration or affidavit, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof and a certificate for the share under the Seal delivered to the person to whom the same is sold or disposed of, shall (subject if necessary to the execution of an instrument of transfer) constitute a good title to the share. Subject to the execution of any necessary transfer, such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition and shall not be bound to see to the application of the purchase money or other consideration (if any), nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture or disposal of the share. Such person shall not (except by express agreement with the Company) become entitled to any dividend which might have accrued on the share before the completion of the sale or disposition thereof.

                               TRANSFER OF SHARES

33    FORM OF TRANSFER

33.1 Subject to such of the restrictions of these Articles as may be applicable, each member may transfer all or any of his shares by instrument of transfer in writing in any usual form or in any form approved by the Board. Such instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect of it.

34    RIGHT TO REFUSE REGISTRATION

34.1 The Board may, in its absolute discretion and without giving any reason, refuse to register any transfer of a share (or renunciation of a renounceable letter of allotment) unless:

      (a)   it is in respect of a share which is fully paid up;

      (b)   it is in respect of only one class of shares;

      (c) it is in favour of a single transferee or not more than four joint transferees;

      (d)   it is duly stamped (if so required); and

      (e) it is delivered for registration to the Office or such other place as the Board may from time to time determine accompanied by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to prove the title of the transferor or person renouncing and the due execution of the transfer or renunciation by him or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so;

      provided that the Board shall not refuse to register any transfer or renunciation of partly paid shares which are listed on the London Stock Exchange on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.

35    NOTICE OF REFUSAL

35.1 If the Board refuses to register a transfer of a share it shall, within two months after the date on which the transfer was lodged with the Company, send notice of the refusal to the transferee. Any instrument of transfer which the Board refuses to register shall (except in the case of suspected or actual fraud) be returned to the person depositing it. All instruments of transfer which are registered may be retained by the Company.

36    CLOSING OF REGISTER

36.1 The registration of transfers of shares or of any class of shares may be suspended (to the extent the same is consistent with the Law) at such times and for such periods (not exceeding 30 days in any year) as the Board may from time to time determine. Notice of closure of the Register shall be given by advertisement in a newspaper circulating in the Island of Jersey and United Kingdom and by a delivery of an announcement to the Company Announcement Office of the London Stock Exchange to that effect.

37    FEES ON REGISTRATION

37.1 No fee shall be charged for registration of a transfer or on the registration of any probate, letters of administration, certificate of death or marriage, power of attorney, notice or other instrument relating to or affecting the title to any shares.

38    OTHER POWERS IN RELATION TO TRANSFERS

38.1  Nothing in these Articles shall preclude the Board:

      (a) from recognising a renunciation of the allotment of any share by the allottee in favour of some other person; or

      (b) if empowered by these Articles to authorise any person to execute an instrument of transfer of a share, from authorising any person to transfer that share in accordance with any procedures implemented pursuant to Article 14.

                             TRANSMISSION OF SHARES

39    ON DEATH

39.1 If a member dies, the survivors or survivor, where he was a joint holder, and his executors or administrators, where he was a sole or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his shares. Nothing in these Articles shall release the estate of a deceased member from any liability in respect of any share which has been solely or jointly held by him.

40    ELECTION OF PERSON ENTITLED BY TRANSMISSION

40.1 Any person becoming entitled to a share in consequence of the death or bankruptcy of any member, or of any other event giving rise to a transmission of such entitlement by operation of law, may, on such evidence as to his title being produced as the Board may require, elect either to become registered as a member or to have some person nominated by him registered as a member. If he elects to become registered himself, he shall give notice to the Company to that effect. If he elects to have some other person registered, he shall execute an instrument of transfer of such share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his death, bankruptcy or other event as aforesaid had not occurred. Where the entitlement of a person to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the Board, the Board shall within two months after proof cause the entitlement of that person to be noted in the Register.

41    RIGHTS ON TRANSMISSION

41.1 Where a person becomes entitled to a share in consequence of the death or bankruptcy of any member, or of any other event giving rise to a transmission of such entitlement by operation of law, the rights of the holder in relation to such share shall cease. However, the person so entitled may give a good discharge for any dividends and other moneys payable in respect of it and shall have the same rights to which he would be entitled if he were the holder of the share, except that he shall not, before he is registered as the holder of the share, be entitled in respect of it to receive notice of, or to amend or vote at, any meeting of the Company or at any separate meeting of the holders of any class of shares of the Company. The Board may at any time give notice requiring any such person to e1ect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of such share until the requirements of the notice have been complied with.

                            DESTRUCTION OF DOCUMENTS

42    DESTRUCTION OF DOCUMENTS

42.1  The Company may destroy:

      (a) any instrument of transfer, after ten years from the date on which it is registered;

      (b) any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, after two years from the date on which it is recorded;

      (c) any share certificate, after one year from the date on which it is cancelled; and

      (d) any other document on the basis of which any entry in the Register is made, after ten years from the date on which an entry was first made in the Register in respect of it.

      Provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article if a copy of such document is retained on microfilm or by other similar means which such copy is retained until the expiration of the period applicable to the destruction of the original of such document.

42.2 It shall be conclusively presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of a document so destroyed was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was duly cancelled, that every other document so destroyed had been properly dealt with in accordance with its terms and was valid and effective in accordance with the particulars in the records of the Company, provided that:

      (a) this Article 42 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant;

      (b) nothing in this Article 42 shall be construed as imposing on the Company any liability in respect of the destruction of any such document otherwise than as provided for in this Article 42 which would not attach to the Company in the absence of this Article 42; and

      (c) references in this Article 42 to the destruction of any document include references to the disposal of it in any manner.

                           ALTERATION OF SHARE CAPITAL

43    INCREASE, CONSOLIDATION, CANCELLATION AND SUB-DIVISION

43.1 The Company by altering its memorandum of association in accordance with the Law may:

      (a) increase its share capital by such sum to be divided into shares of such amount and in such currency or currencies as it thinks fit;

      (b) consolidate and divide all or any of its share capital (whether issued or not) into shares of larger amount than its existing shares;

      (c) cancel any shares which at the date of the passing of the special resolution to alter the memorandum of association have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled;

      (d) subject to the provisions of the Law, sub-divide its shares or any of them into shares of smaller amount than is fixed by the memorandum of association, and may by such resolution determine that, as between the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares;

      (e) convert all or any of its fully paid shares into stocks and re-convert that stock into fully paid shares of any denomination; and

      (f) subject to the Law, convert any of its fully paid shares the nominal amount of which is expressed in one currency into fully paid shares of a nominal amount of another currency.

44    FRACTIONS

44.1 Whenever as the result of any consolidation, division or sub-division of shares any difficulty arises, the Board may settle it as it thinks fit, and in particular (but without prejudice to the generality of the foregoing) where the number of shares held by any holder is not an exact multiple of the number of shares to be consolidated into a single share and as a result of such consolidation such holder would become entitled to a fraction of a consolidated share:

      (a) the Board may determine which of the shares of such holder are to be treated as giving rise to such fractional entitlement and may decide that any of those shares shall be consolidated with any of the shares of any other holder or holders which are similarly determined by it to be treated as giving rise to a fractional entitlement for such other holder or holders, into a single consolidated share and the Board may, on behalf of all such holders, sell such consolidated share for the best price reasonably obtained to any person (including the Company) and distribute the net proceeds of sale after deduction of the expenses of sale in due proportion among those holders (except that any amount otherwise due to a holder, being less than US$3.00 or such other sum as the Board may from time to time determine, may be retained for the benefit of the Company); or

      (b) provided that the necessary unissued shares are available, the Board may issue to such holder credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding to an exact multiple of the number of shares to be consolidated into a single share (such issue being deemed to have been effected prior to consolidation); and the amount required to pay up such shares shall be appropriated at the Board's discretion from any of the sums standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account and capitalized by applying the same in paying up the share. In relation to such a capitalization the Board may exercise all the powers conferred on it by Article 150 without an ordinary resolution of the Company.

44.2  For the purposes of any sale of consolidated shares pursuant to Article
      44.1 the Board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with, the directions of the purchaser, and the transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

45    REDUCTION OF CAPITAL

45.1 Subject to the provisions of the Law and to any rights for the time being attached to any shares. the Company may by special resolution reduce its share capital or any capital redemption reserve or any share premium account in any way.

46    PURCHASE OF OWN SHARES

46.1 Subject to the provisions of the Law and to any rights for the time being attached to any shares, the Company may purchase any of its own shares of any class (including any redeemable shares). Any shares to be so purchased may be selected in any manner whatsoever.

                           VARIATION OF CLASS RIGHTS

47    SANCTION TO VARIATION

47.1 If at any time the share capital of the Company is divided into shares of different classes, any of the rights for the time being attached to any share or class of shares in the Company (and notwithstanding that the Company may be or be about to be in liquidation) may be varied or abrogated in such manner (if any) as may be provided by such rights or, in the absence of any such provision, either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of the class or with the sanction of a resolution passed by the holders of not less than three-quarters in nominal value of the issued shares of the class at a separate general meeting of the holders of shares of the class duly convened and held as hereinafter provided (but not otherwise).

48    CLASS MEETINGS

48.1 All the provisions in these Articles as to general meetings shall mutatis mutandis apply to every meeting of the holders of any class of shares. The Board may convene a meeting of the holders of any class of shares wherever it thinks fit and whether or not the business to be transacted involves a variation or abrogation of class rights. The quorum at every such meeting shall be not less than two persons holding or representing by proxy at least one-third of the nominal amount paid up on the issued shares of the class. Every holder of shares of the class, present in person or by proxy, may demand a poll. Each such holder shall on a poll be entitled to one vote for every share of the class held by him. If at any adjourned meeting of such holders such quorum as aforesaid is not present, not less than one person holding shares of the class who is present in person or by proxy shall be a quorum.

49    DEEMED VARIATION

49.1 Subject to the terms of issue of or rights attached to any shares, the rights or privileges attached to any class of shares shall be deemed not to be varied or abrogated by the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by the reduction of the capital paid up on such shares or by the purchase or redemption by the Company of its own shares in accordance with the provisions of the Law and these Articles.

                                GENERAL MEETINGS

50    ANNUAL GENERAL MEETINGS

50.1 Subject to the provisions of the Law, annual general meetings shall be held at such time and place as the Board may determine.

51    EXTRAORDINARY GENERAL MEETINGS

51.1 All general meetings, other than annual general meetings, shall be called extraordinary general meetings.

52    CONVENING OF EXTRAORDINARY GENERAL MEETING

52.1 The Board may convene an extraordinary general meeting whenever it thinks fit. An extraordinary general meeting shall also be convened (i) on such requisition, or in default may be convened by such requisitionists, as provided by Article 89 of the Law; or (ii) by the Finance and Economics Committee of the Island of Jersey. At any meeting convened on such requisition or by such requisitionists no business shall be transacted except that stated by the requisition or proposed by the Board. If there are not within the Island of Jersey sufficient members of the Board to convene a general meeting, any Director may call a general meeting.

53    NOTICE OF GENERAL MEETINGS

53.1 An annual general meeting and an extraordinary general meeting convened for the passing of a special resolution shall be convened by not less than 21 clear days' notice in writing. All other extraordinary general meetings shall be convened by not less than 14 clear days' notice in writing.

53.2 Subject to the provisions of the Law, and notwithstanding that it is convened by shorter notice than that specified in this Article 53, a general meeting shall be deemed to have been duly convened if it is so agreed:

      (a) in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

      (b) in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting and being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

53.3  The notice shall specify:

      (a) whether the meeting is an annual general meeting or an extraordinary general meeting;

      (b)   the place, the day and the time of the meeting;

      (c) in the case of special business, the general nature of that business;

      (d) if the meeting is convened to consider a special resolution, the intention to propose the resolution as such; and

      (e) with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a member.

53.4 The notice shall be given to the members (other than any who, under the provisions of these Articles or of any restrictions imposed on any shares, are not entitled to receive notice from the Company), to the Directors and to the Auditors.

54    OMISSION TO SEND NOTICE

54.1 The accidental omission to send a notice of meeting or, in cases where it is intended that it be sent out with the notice, an instrument of proxy to, or the non-receipt of either by, any person entitled to receive the same shall not invalidate the proceedings at that meeting.

55    SPECIAL BUSINESS

55.1 All business that is transacted at a general meeting shall be deemed special, except the following transactions at an annual general meeting or as otherwise provided in these Articles:

      (a)   the declaration of dividends;

      (b) the receipt and consideration of the annual accounts and the reports of the Directors and the Auditors and any other document required to be annexed to the annual accounts;

      (c)   the election or re-election of Directors; and

      (d) the re-appointment of the Auditors retiring (unless they were last appointed otherwise than by the Company in general meeting) and the fixing of the remuneration of the Auditors or the determination of the manner in which such remuneration is to be fixed.

                         PROCEEDINGS AT GENERAL MEETINGS

56    QUORUM

56.1 No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. Two persons entitled to attend and to vote on the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum.

57    IF QUORUM NOT PRESENT

57.1 If within five minutes (or such longer interval as the Chairman in his absolute discretion thinks fit) from the time appointed for the holding of a general meeting a quorum is not present, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to later on the same day or to such other day and at such time and place as the Chairman (or, in default, the Board) may determine. If at such adjourned meeting a quorum is not present within five minutes from the time appointed for holding the meeting, one person entitled to vote on the business to be transacted, being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum.

58    CHAIRMAN

58.1 The Chairman of the Board shall preside at every general meeting of the Company. If there be no such Chairman or if at any meeting he shall not be present within five minutes after the time appointed for holding the meeting, or shall be unwilling to act as Chairman, the Deputy Chairman (if any) of the Board shall if present and willing to act preside at such meeting. If no Chairman or Deputy Chairman shall be so present and willing to act, the Directors present shall choose one of their number to act or, if there be only one Director present, he shall be Chairman if willing to act. If there be no Director present and willing to act, the members present and entitled to vote shall choose one of their number to be Chairman of the meeting.

59    DIRECTORS AND OTHER PERSONS MAY ATTEND AND SPEAK

59.1 A Director (and any other person invited by the Chairman to do so) shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares of the Company.

60    POWER TO ADJOURN

60.1 The Chairman may, with the consent of a meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time (or indefinitely) and from place to place as the meeting shall determine. However, without prejudice to any other power which he may have under these Articles or at common law, the Chairman may, without the need for the consent of the meeting, interrupt or adjourn any meeting from time to time and from place to place or for an indefinite period if he is of the opinion that it has become necessary to do so in order to secure the proper and orderly conduct of the meeting or to give all persons entitled to do so a reasonable opportunity of attending, speaking and voting at the meeting or to ensure that the business of the meeting is properly disposed of.

61    NOTICE OF ADJOURNED MEETING

61.1 Where a meeting is adjourned indefinitely, the Board shall fix the time and place for the adjourned meeting. Whenever a meeting is adjourned for 14 days or more or indefinitely, seven clear days' notice at the least, specifying the place, the day and time of the adjourned meeting and the general nature of the business to be transacted, shall be given in the same manner as in the case of an original meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

62    BUSINESS OF ADJOURNED MEETING

62.1 No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

63    ACCOMMODATION OF MEMBERS AND SECURITY ARRANGEMENTS

63.1 The Board may, for the purpose of controlling the level of attendance and ensuring the safety of those attending at any place specified for the holding of a general meeting, from time to time make such arrangements as the Board shall in its absolute discretion consider to be appropriate and may from time to time vary any such arrangements or make new arrangements in place therefor. The entitlement of any member or proxy to attend a general meeting at such place shall be subject to any such arrangements as may be for the time being approved by the Board. In the case of any meeting to which such arrangements apply the Board may, when specifying the place of the meeting:

      (a) direct that the meeting shall be held at a place specified in the notice at which the Chairman of the meeting shall preside ("THE PRINCIPAL PLACE"); and

      (b) make arrangements for simultaneous attendance and participation at other places by members otherwise entitled to attend the general meeting but excluded therefrom under the provisions of this Article or who wish to attend at any of such other places, provided that persons attending at the Principal Place and at any of such other places shall be able to see, and hear and be seen and heard by, persons attending at the Principal Place and at such other places, by any means.

      Such arrangements for simultaneous attendance may include arrangements for controlling the level of attendance in any manner aforesaid at any of such other places, provided that they shall operate so that any such excluded members as aforesaid are able to attend at one of such other places. For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the Principal Place.

63.2 The Board may direct that any person wishing to attend any meeting should provide such evidence of identity and submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to any meeting to any person who fails to provide such evidence of identity or to submit to such searches or to otherwise comply with such security arrangements or restrictions.

                                     VOTING

64    METHOD OF VOTING

64.1 At any general meeting a resolution put to a vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands) a poll is duly demanded. Subject to the provisions of the Law, a poll may be demanded by:

      (a)   the Chairman of the meeting; or

      (b) by at least five members present in person or by proxy and entitled to vote at the meeting; or

      (c) a member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

      (d) a member or members present in person or by proxy holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

64.2 At general meetings, resolutions shall be put to the vote by the Chairman and there shall be no requirement for the resolution to be proposed or seconded by any person.

65    CHAIRMAN'S DECLARATION CONCLUSIVE ON SHOW OF HANDS

65.1 Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the Chairman of the meeting that a resolution has on a show of hands been carried, or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings of the Company, shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

66    OBJECTION TO ERROR IN VOTING

66.1 No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

67    AMENDMENTS TO RESOLUTIONS

67.1 If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution.

67.2 In the case of a resolution duly proposed as a special resolution, no amendment thereto (other than an amendment to correct a patent error) may in any event be considered or voted on and in the case of a resolution duly proposed as an ordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted on unless either at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the Office or the Chairman of the meeting in his absolute discretion decides that it may be considered or voted on.

68    PROCEDURE ON A POLL

68.1 Any poll duly demanded on the election of a Chairman of a meeting or on any question of adjournment shall be taken forthwith. A poll duly demanded on any other matter shall be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not being more than 30 days from the date of the meeting or adjourned meeting at which the poll was demanded, as the Chairman shall direct. The Chairman may appoint scrutineers who need not be members. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

68.2 The demand for a poll (other than on the election of a Chairman or any question of adjournment) shall not prevent the continuance of the meeting for the transaction of any business other than the question on which a poll has been demanded. If a poll is demanded before the declaration of the result on a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

68.3 The demand for a poll may, before the poll is taken, be withdrawn, but only with the consent of the Chairman. A demand so withdrawn shall validate the result of a show of hands declared before the demand was made.

68.4 On a poll votes may be given in person or by proxy. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

69    VOTES OF MEMBERS

69.1 Subject to the provisions of the Law, to any special terms as to voting on which any shares may have been issued or may for the time being be held and to any suspension or abrogation of voting rights pursuant to these Articles, at any general meeting every member who is present in person shall on a show of hands have one vote and every member present in person or by proxy shall on a poll have one vote for each share of which he is the holder.

69.2 If two or more persons are joint holders of a share, then in voting on any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register.

69.3 Where a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Board may in its absolute discretion, on or subject to production of such evidence of the appointment as the Board may require, permit such receiver or other person to vote in person or, on a poll, by proxy on behalf of such member at any general meeting. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

70    CASTING VOTE

70.1 In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll was demanded shall be entitled to a second or casting vote in addition to any other vote that he may have.

71    RESTRICTION ON VOTING RIGHTS FOR UNPAID CALLS ETC.

71.1 No member shall, unless the Board otherwise determines, be entitled to vote at a general meeting or at any separate meeting of the holders of any class of shares, either in person or by proxy, or to exercise any other right or privilege as a member in respect of a share held by him unless and until all calls or other sums presently due and payable by him in respect of that share whether alone or jointly with any other person together with interest and expenses (if any) have been paid to the Company.

72 VOTING BY PROXY

72.1 Any person (whether a member of the Company or not) may be appointed to act as a proxy. Deposit of an instrument of proxy shall not preclude a member from attending the voting in person at the meeting in respect of which the proxy is appointed or at any adjournment thereof.

73    FORM OF PROXY

73.1  An instrument appointing a proxy shall:

      (a) be in writing in any common form or in such other form as the Board may approve, under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, under its common seal or under the hand of some officer or attorney or other person duly authorised in that behalf;

      (b) be deemed (subject to any contrary direction contained in the same) to confer authority to demand or join in demanding a poll and to vote on any resolution or amendment of a resolution put to the meeting for which it is given, as the proxy thinks fit, but shall not confer any further right to speak at the meeting, except with the permission of the Chairman (or as otherwise determined by the Board where the relevant shares are held by a Depositary);

      (c) unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates; and

      (d) where it is stated to apply to more than one meeting, be valid for all such meetings as well as for any adjournment of any such meetings.

74    DEPOSIT OF PROXY

74.1 The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a copy of such authority certified notarially or in some other way approved by the Board, shall:

      (a) be deposited at the Office or at such other place or places as is specified in the notice convening the meeting or in any notice of any adjourned meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than 48 hours before the time of the holding of the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

      (b) in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

      (c) where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the Chairman of the meeting or to any Director;

      and an instrument of proxy not deposited or delivered in a manner so permitted shall be invalid. No instrument appointing a proxy shall be valid after the expiry of 12 months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within 12 months from such date.

75    MORE THAN ONE PROXY MAY BE APPOINTED

75.1 A member may appoint more than one proxy to attend on the same occasion. When two or more valid but differing instruments of proxy are delivered in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which instrument was last validly delivered, none of them shall be treated as valid in respect of that share.

76    BOARD MAY SUPPLY PROXY CARDS

76.1 The Board may at the expense of the Company send, by post or otherwise, instruments of proxy (reply-paid or otherwise) to members for use at any general meeting or at any separate meeting of the holders of any class of shares, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall, subject to Article 54, be issued to all (and not some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy.

77    REVOCATION OF PROXY

77.1 A vote given or poll demanded in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the instrument of proxy is given, unless notice in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office, or at such other place as has been appointed for the deposit of instruments of proxy, at least 48 hours before the commencement of the meeting or adjourned meeting or the taking of the poll at which the instrument of proxy is used.

78    CORPORATE REPRESENTATIVE

78.1 A corporation (whether or not a company within the meaning of the Law) which is a member may, by resolution of its directors or other governing body, authorise such person (or if, but only if, such corporation is a Depositary voting in its capacity as such, persons) as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any class of shares. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation's holdings to which the authority relates) as the corporation could exercise if it were an individual member. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it; and all references to attendance and voting in person shall be construed accordingly. A Director, the Secretary or some person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution so authorising him or such other evidence of his authority reasonably satisfactory to them before permitting him to exercise his powers.

                                UNTRACED MEMBERS

79    POWER OF SALE

79.1 The Company shall be entitled to sell at the best price reasonably obtainable any share of a member, or any share to which a person is entitled by transmission, if and provided that:

      (a) during the period of 12 years prior to the date of the publication of the advertisements referred to in sub-paragraph (b) below (or, if published on different dates, the earlier or earliest thereof) no cheque, order or warrant in respect of such share sent by the Company through the post in a pre-paid envelope addressed to the member or to the person entitled by transmission to the share, at his address on the Register or other last known address given by the member or person to which cheques, orders or warrants in respect of such share are to be sent has been cashed and the Company has received no communications in respect of such share from such member or person, provided that during such period of 12 years the Company has paid at least three cash dividends (whether interim or final) and no such dividend has been claimed by the person entitled to it;

      (b) on or after expiry of the said period of 12 years the Company has given notice of its intention to sell such share by advertisements in two newspapers of which one shall be a national newspaper published in the United Kingdom and the other shall be a newspaper circulating in the area of the address on the Register or other last known address of the member or the person entitled by transmission to the share;

      (c) the said advertisements, if not published on the same day, shall have been published within 30 days of each other;

      (d) during the further period of three months following the date of publication of the said advertisements (or, if published on different dates, the later or latest thereof) and prior to the exercise of the power of sale the Company has not received any communication in respect of such share from the member or person entitled by transmission; and

      (e) the Company has given notice to the London Stock Exchange of its intention to make such sale, if shares of the class concerned are listed or dealt in on that exchange.

79.2 To give effect to any sale of shares pursuant to this Article the Board may authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register notwithstanding the absence of any share certificate being lodged in respect thereof and may issue a new certificate to the transferee. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the shares. The purchaser shall not be bound to see to the application of the purchase moneys, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

79.3 If during the period of 12 years referred to in Article 79.1, or during any period ending on the date when all the requirements of paragraphs (a) to (d) of Article 79.1 have been satisfied, any additional shares have been issued in respect of those held at the beginning of, or previously so issued during, any such period and all the requirements of paragraphs (b) to (d) of Article 79.1 have been satisfied in regard to such additional shares, the Company shall also be entitled to sell the additional shares.

80    APPLICATION OF PROCEEDS OF SALE

80.1 The Company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such member or other person in respect of such moneys. Moneys carried to such separate account may either be employed in the business of the Company or invested in such investments as the Board may from time to time think fit. No interest shall be payable to such member or other person in respect of such moneys and the Company shall not be required to account for any money earned on them.

                                    PRESIDENT

81    APPOINTMENT OF PRESIDENT

81.1 The Board may appoint any person who is or has been a Director and who in the opinion of the Board has rendered outstanding services to the Company to be President and may determine the period for which he is to hold office. Any such appointment may be made on such terms as to remuneration and otherwise as the Board may think fit and may be terminated by the Board.

82    DUTIES OF PRESIDENT

82.1 It shall be the duty of the President to advise the Board on such matters as he or it may deem to be of interest to the Company. The President shall not by virtue of his office as such have any powers or duties in relation to the management of the business of the Company and shall not by virtue of his office as such be a Director.

                APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

83    NUMBER OF DIRECTORS

83.1 Unless and until otherwise determined by the Company by special resolution, the number of Directors (other than any alternate Directors) shall be not more than 20 or less than two.

84    POWER OF COMPANY TO APPOINT DIRECTORS

84.1 Subject to the provisions of these Articles, the Company may by ordinary resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Board, but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.

85    POWER OF BOARD TO APPOINT DIRECTORS

85.1 Without prejudice to the power of the Company to appoint any person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director either to fill a vacancy or as an addition to the existing Board, but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles. Any Director so appointed shall retire at the annual general meeting of the Company next following such appointment and shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

86    APPOINTMENT OF EXECUTIVE DIRECTORS

86.1 Subject to the provisions of the Law, the Board may from time to time appoint one or more of its body to hold any employment or executive office (including that of Chief Executive or Managing Director) for such term and subject to such other conditions as the Board thinks fit in accordance with Article 110. The Board may revoke or terminate any such appointment without prejudice to any claim for damages for breach of contract between the Director and the Company.

87    ELIGIBILITY OF NEW DIRECTORS

87.1 No person, other than a Director retiring (by rotation or otherwise), shall be appointed or re-appointed a Director at any general meeting unless:

      (a)   he is recommended by the Board; or

      (b) not less than seven nor more than 42 days before the date appointed for the meeting, notice duly executed by a member (other than the person to be proposed) qualified to vote at the meeting has been given to the Company of the intention to propose that person for appointment or re-appointment, stating the particulars which would, if he were so appointed or re-appointed, be required to be included in the Company's register of directors, together with notice executed by that person of his willingness to he appointed or re-appointed, is lodged at the Office.

88    SHARE QUALIFICATION

88.1  A Director shall not he required to hold any shares of the Company.

89    RESOLUTION FOR APPOINTMENT

89.1 A resolution for the appointment of two or more persons as Directors by a single resolution shall be void unless an ordinary resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it.

90    RETIREMENT BY ROTATION

90.1 At each annual general meeting of the Company one-third of the Directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to but not exceeding one-third shall retire from office. If there are fewer than three Directors who are subject to retirement by rotation, one Director shall retire from office.

91    DIRECTORS SUBJECT TO RETIREMENT BY ROTATION

91.1 Subject to the provisions of the Law and of these Articles, the Directors to retire by rotation at each annual general meeting shall be so far as necessary to obtain the number required, first, any Director who wishes to retire and not offer himself for re-election and secondly, those Directors who have been longest in office since their last appointment or re-appointment. As between two or more Directors who have been in office an equal length of time, the Director to retire shall, in default of agreement between them, be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at the start of business on the date of the notice convening the annual general meeting notwithstanding any change in the number or identity of the Directors after that time but before the close of the meeting.

92    POSITION OF RETIRING DIRECTOR

92.1 A Director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be re-appointed. If he is not re-appointed or deemed to have been re-appointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting and lost.

93    DEEMED RE-APPOINTMENT

93.1 At any general meeting at which a Director retires by rotation the Company may fill the vacancy and, if it does not do so, the retiring Director shall, if willing, be deemed to have been re-appointed unless it is expressly resolved not to fill the vacancy or a resolution for the re-appointment of the Director is put to the next annual general meeting and lost.

94    REMOVAL BY ORDINARY RESOLUTION

94.1 The Company may by ordinary resolution remove any Director before the expiration of his period of office, but without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company, and may (subject to these Articles) by ordinary resolution appoint another person who is willing to act to be a Director in his place. Any person so appointed shall be treated, for the purposes of determining the time at which he or any other Director is to retire, as if he had become a Director on the day on which the person in whose place he is appointed was last appointed or re-appointed a Director.

95    VACATION OF OFFICE BY DIRECTOR

95.1 Without prejudice to the provisions for retirement (by rotation or otherwise) contained in these Articles, the office of a Director shall be vacated if:

      (a) he resigns by notice in writing delivered to the Secretary at the Office or tendered at a Board meeting;

      (b) he ceases to be a Director or removed from office pursuant to these Articles or becomes prohibited by law from being a Director;

      (c) he becomes bankrupt, has an interim receiving order made against him, makes any arrangement or compounds with his creditors generally;

      (d) an order is made by any court of competent jurisdiction on the ground (howsoever formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his affairs;

      (e) both he and his alternate Director appointed pursuant to the provisions of these Articles (if any) are absent, without the permission of the Board, from Board meetings for six consecutive months and the Board resolves that his office be vacated; or

      (f) he is requested to resign by notice in writing addressed to him at his address as shown in the register of Directors and signed by all the other Directors without prejudice to any claim for damages which he may have for breach of any contract between him and the Company and, for this purpose, a set of like notices signed by one or more of the Directors shall be effected as a single notice signed by all the Directors.

96    RESOLUTION AS TO VACANCY CONCLUSIVE

96.1 A resolution of the Board declaring a Director to have vacated office under the terms of Article 95 shall be conclusive as to the fact and grounds of vacation stated in the resolution.

                               ALTERNATE DIRECTORS

97    APPOINTMENTS

97.1 Each Director (other than an alternate Director) may, by notice in writing delivered to the Secretary at the Office, or in any other manner approved by the Board, appoint any other Director or any person approved for that purpose by the Board and willing to act, to be his alternate.

97.2 An alternate Director need not hold a share qualification and shall not be counted in reckoning any maximum or minimum number of Directors allowed by these Articles.

98    PARTICIPATION IN BOARD MEETINGS

98.1 Every alternate Director shall (subject to his giving to the Company an address at which notices may be served on him) be entitled to receive notice of all meetings of the Board and all committees of the Board of which his appointor is a member and, in the absence from such meetings of his appointor, to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his appointor. A Director acting as alternate Director shall have a separate vote at Board meetings for each Director for whom he acts as alternate Director, but he shall count as only one for the purpose of determining whether a quorum is present.

99    ALTERNATE DIRECTOR RESPONSIBLE FOR OWN ACTS

99.1 Even person acting as an alternate Director shall be an officer of the Company, shall alone be responsible to the Company for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

100   INTERESTS OF ALTERNATE DIRECTOR

100.1 An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements with the Company and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director. However, he shall not be entitled to receive from the Company any fees for his services as alternate, except only such part (if any) of the fee payable to his appointor as such appointor may by notice in writing to the Company direct. Subject to this Article, the Company shall pay to an alternate Director such expenses as might properly have been paid to him if he had been a Director.

101   REVOCATION OF APPOINTMENT

101.1 An alternate Director shall cease to be an alternate Director:

      (a)   if his appointor revokes his appointment: or

      (b) if his appointor ceases for any reason to be a Director, provided that if any Director retires but is re-appointed or deemed to be re-appointed at the same meeting, any valid appointment of an alternate Director which was in force immediately before his retirement shall remain in force; or

      (c) if any event happens in relation to him which, if he were a Director otherwise appointed, would cause him to vacate office.

                 DIRECTORS' REMUNERATION, EXPENSES AND PENSIONS

102   DIRECTORS' FEES

102.1 Subject to Article 110.3, the Directors (other than alternate Directors) shall be entitled to receive by way of fees for their services as Directors such sum as the Board may from time to time determine (not exceeding US$300,000 per annum or such other sum as the Company in general meeting by ordinary resolution shall from time to time determine). Such sum (unless otherwise directed by the resolution of the Company by which it is voted) shall be divided among the Directors in such proportions and in such mariner as the Board may determine or, in default of such determination, equally (except that in such event any Director holding office for less than the whole of the relevant period in respect of which the fees are paid shall only rank in such division in proportion to the time during such period for which he holds office). Any fees payable pursuant to this Article shall be distinct from any salary, remuneration or other amounts payable to a Director pursuant to any other provisions of these Articles and shall accrue from day to day.

103   EXPENSES

103.1 Each Director shall be entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in or about the performance of his duties as Director, including any expenses incurred in attending meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company.

104   ADDITIONAL REMUNERATION

104.1 If by arrangement with the Board any Director shall perform or render any special duties or services outside his ordinary duties as a Director and not in his capacity as a holder of employment or executive office, he may be paid such reasonable additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may from time to time determine.

105   REMUNERATION OF EXECUTIVE DIRECTORS

105.1 Subject to Article 110.3, the salary or remuneration of any Director appointed to hold any employment or executive office in accordance with the provisions of these Articles may be either a fixed sum of money, or may altogether or in part be governed by business done or profits made or otherwise determined by the Board, and may be in addition to or in lieu of any fee payable to him for his services as Director pursuant to these Articles.

106   PENSIONS AND OTHER BENEFITS

106.1 The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuating benefits and to provide death or disability benefits or other allowances or gratuities (whether by insurance or otherwise) for, or to institute and maintain any institution, association, society, club, trust, other establishment or profit-sharing, share incentive, share purchase or employees' share scheme calculated to advance the interests of the Company or to benefit, any person who is or has at any time been a Director or employee of the Company or any company which is a holding company or a subsidiary undertaking of or allied to or associated with the Company or any such holding company or subsidiary undertaking or any predecessor in business of the

          Company or of any such holding company or subsidiary undertaking, and for any member of his family (including a spouse or former spouse) and any person who is or was dependent on him. For such purpose the Board may establish, maintain, subscribe and contribute to any scheme, institution, association, club, trust or fund and pay premiums and, subject to the provisions of the Law, lend money or make payments to, guarantee or give an indemnity in respect of, or give any financial or other assistance in connection with any of the aforesaid matters. The Board may procure any of such matters to be done by the Company either alone or in conjunction with any other person. Any Director or former Director shall be entitled to receive and retain for his own benefit any pension or other benefit provided under this Article and shall not be obliged to account for it to the Company.

                         POWERS AND DUTIES OF THE BOARD

107   POWERS OF THE BOARD

107.1 Subject to the provisions of the Law, the memorandum of association of the Company and these Articles and to any directions given by special resolution of the Company, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company, whether relating to the management of the business or not. No alteration of the memorandum of association or of these Articles and no such direction given by the Company shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. Provisions contained elsewhere in these Articles as to any specific power of the Board shall not be deemed to limit the general powers given by this Article.

108   POWERS OF DIRECTORS BEING LESS THAN MINIMUM NUMBER

108.1 If the number of Directors is less than the minimum for the time being prescribed by these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. If there are no Director or Directors able or willing to act, any two members may summon a general meeting for the purpose of appointing Directors. Subject to the provisions of these Articles, any additional Director so appointed shall hold office only until the dissolution of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

109   POWERS OF EXECUTIVE DIRECTORS

109.1 The Board may from time to time:

      (a) delegate or entrust to and confer on any Director holding executive office (including a Chief Executive or Managing Director) such of its powers, authorities and discretions (with power to sub-delegate) for such time, on such terms and subject to such conditions as it thinks fit; and

      (b)   revoke, withdraw, alter or vary all or any of such powers.

110   DELEGATION TO COMMITTEES

110.1 The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more Directors and (if thought fit) one or more other persons, provided that:

      (a)   a majority of the members of a committee shall be Directors; and

      (b) no resolution of a committee shall be effective unless a majority of those present when it is passed are Directors or alternate Directors.

110.2 The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers and discharge any such committee in whole or in part. Insofar as any power, authority or discretion is so delegated, any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be construed as if it were a reference to the exercise of such power, authority or discretion by such committee.

110.3 (a)   The Board shall establish a committee of the Board consisting of all the Directors except those who have been appointed as executive
            Directors under Article 86, and except those who hold an executive office with a subsidiary or subsidiary undertaking of the Company, and this Committee shall be called "the Remuneration and Nomination
            Committee". The Directors shall delegate the powers contained in this Article 110.3 to the Remuneration and Nomination Committee notwithstanding any other provisions of these Articles.

      (b)   The Remuneration and Nomination Committee shall have the power:

            (i) to elect the Chairman and any Deputy Chairman of the Board with the power to remove any person so appointed, and the power to determine the period for which and the basis on which any Chairman or Deputy Chairman holds office;

            (ii) to determine the remuneration to be paid to such persons and to any executive Director of the Company;

            (iii) to determine and implement any best practice provisions in the
                  London Stock Exchange's listing rules in relation to Directors' remuneration; and have all powers, authorities and discretions incidental to the above powers or necessary for the purpose of performing them. The term "remuneration" in this Article is deemed to include all other benefits including (without limitation) share options, pensions, allowances, gratuities, life assurances, bonuses and compensation payments.

      (c) The Chairman of the Remuneration and Nomination Committee shall be elected by the members of the Remuneration and Nomination Committee.

      (d) The provisions of these Articles as to meetings and proceedings of Directors shall apply equally to meetings and proceedings of the Remuneration and Nomination Committee except that the quorum necessary for the transaction of business is the nearest whole number to but not exceeding two-thirds of the members of the Remuneration and Nomination Committee at the relevant time.

      (e) Every person appointed a non-executive Director of the Company shall automatically become a member of the Remuneration and Nomination Committee and cease to be a member of the Remuneration and Nomination Committee on his retirement or removal from office as a Director, or when he becomes an executive Director or a Director holding an executive office with a subsidiary or subsidiary undertaking of the Company.

      (f) The powers of the Remuneration and Nomination Committee to appoint and remove the Chairman and any Deputy Chairman of the Company shall not be prejudiced or affected because any such Chairman or Deputy Chairman is an executive Director nor because any such person has a contract of service with the Company.

      (g) The Board shall not amend or vary the powers of the Remuneration and Nomination Committee as set out in this Article. Any amendment shall be made by a special resolution of the Company in general meeting.

111   LOCAL MANAGEMENT

111.1 The Board may establish any local or divisional boards or agencies for managing any of the affairs of the Company in any specified locality and may appoint any persons to be members of such local or divisional board, or any managers or agents, and may fix their remuneration, The Board may delegate to any local or divisional board, manager or agent so appointed any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members for the time being of any such local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies; and any such appointment or delegation may be made for such time, on such terms and subject to such conditions as the Board may think fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to any terms and conditions expressly imposed by the Board, the proceedings of any local or divisional board or agency with two or more members shall be governed by such of these Articles as regulate the proceedings of the Board, so far as they are capable of applying.

112   POWER OF ATTORNEY

112.1 The Board may, by power of attorney or otherwise, appoint any person or persons to be the agent of the Company and may delegate to any such person or persons any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including as to remuneration) and subject to such conditions as it thinks fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers.

113   EXERCISE OF VOTING POWER

113.1 The Board may exercise or cause to be exercised the voting power conferred by the shares in any other company held or owned by the Company, or any power of appointment to be exercised by the Company, in such manner in all respects as it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

114   PROVISION FOR EMPLOYEES

114.1 The Board may make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of his family or any person who is dependent on him) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary undertaking.

115   OVERSEAS REGISTERS

115.1 Subject to the provisions of the Law, the Board may exercise the powers conferred on the Company with regard to the keeping of an overseas branch, local or other register and may make and vary such regulations as it thinks fit respecting the keeping of any such register.

116   BORROWING POWERS

116.1 The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the provisions of the Law, to create and issue debenture and other loan stock and debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

                     PROCEEDINGS OF DIRECTORS AND COMMITTEES

117   BOARD MEETINGS

117.1 Subject to the provisions of these Articles, the Board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

118   NOTICE OF BOARD MEETINGS

118.1 One Director may, and the Secretary at the request of a Director shall, summon a Board meeting at any time on reasonable notice. Notice of a Board meeting shall be deemed to be properly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for that purpose. A Director may waive the requirement that notice be given to him of any Board meeting, either prospectively or retrospectively.

119   QUORUM

119.1 The quorum necessary for the transaction of business may be determined by the Board and until otherwise determined shall be two persons, each being a Director or an alternate Director. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions for the time being vested in or exercisable by the Board.

120   CHAIRMAN OF BOARD

120.1 Subject to Article 110.3, the Board may appoint one or more of its body Chairman or Joint Chairman and one or more of its body Deputy Chairman of its meetings and may determine the period for which he is or they are to hold office and may at any time remove him or them from office. If no such Chairman or Deputy Chairman is elected, or if at any meeting neither a Chairman nor a Deputy Chairman is present within five minutes of the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting. In the event of two or more Joint Chairmen or, in the absence of a Chairman, two or more Deputy Chairmen being present, the Joint Chairman or Deputy Chairman to act as Chairman of the meeting shall be decided by those Directors present. Any Chairman or Deputy Chairman may also hold executive office under the Company.


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

121   VOTING

121.1 Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the Chairman of that meeting shall have a second or casting vote.

122   PARTICIPATION BY TELEPHONE OR FACSIMILE

122.1 Any Director or his alternate may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or any other form of communications equipment, provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting or by exchange of facsimile transmissions addressed to the Chairman of the meeting.

122.2 A person so participating by being present or being in telephone communication with or by exchanging facsimile transmissions with those in the meeting or with the Chairman of the meeting shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no group which is larger than any other group, where the Chairman of the meeting then is.

122.3 A resolution passed at any meeting held in the above manner, and signed by the Chairman of the meeting, shall be as valid and effectual as if it had been passed at a meeting of the Board (or committee, as the case may he) duly convened and held.

123   RESOLUTION IN WRITING

123.1 A resolution in writing executed by a majority of the Directors for the time being entitled to receive notice of a Board meeting and not being less than a quorum, or by all the members of a committee of the Board for the time entitled to receive notice of such committee meeting and not being less than a quorum of that committee, shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be). Such a resolution:

      (a) may consist of several documents in the same form each executed by one or more of the Directors or members of the relevant committee, including executions evidenced by means of facsimile transmission;

      (b) need not be signed by an alternate Director if it is signed by the Director who appointed him;

      (c) if signed by an alternate Director, need not also be signed by his appointor;

      (d) to he effective, need not be signed by a Director who is prohibited by these Articles from voting thereon, or by his alternate.

124   PROCEEDINGS OF COMMITTEES

124.1 All committees of the Board shall, in the exercise of the powers delegated to them and in the transaction of business, conform with any mode of proceedings and regulations which the Board may prescribe and subject thereto shall be governed by such of these Articles as regulate the proceedings of the Board as are capable of applying.

125   MINUTES OF PROCEEDINGS

125.1 The Board shall cause minutes to be made in books kept for the purpose of recording:

      (a) all appointments of officers and committees made by the Board and of any such officers salary or remuneration; and

      (b) the names of Directors present at every meeting of the Board, of a committee of the Board, of the Company or of the holders of any class of shares or debentures of the Company, and all orders, resolutions and proceedings of such meetings.

125.2 Any such minutes, if purporting to be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in such minutes without any further proof.

126   VALIDITY OF PROCEEDINGS

126.1 All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director, alternate Director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any person or persons acting as aforesaid, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office, be as valid as if every such person had been duly appointed, and was duly qualified and had continued to be a Director, alternate Director or member of a committee and entitled to vote.

                              DIRECTORS' INTERESTS

127   DIRECTOR MAY HAVE INTERESTS

127.1 Subject to the provisions of the Law and provided that Article 128 is complied with, a Director, notwithstanding his office:

      (a) may enter into or otherwise be interested in any contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested, either in regard to his tenure of any office or place of profit or as vendor, purchaser or otherwise;

      (b) may hold any other office or place of profit under the Company (except that of Auditor or of auditor of a subsidiary of the Company) in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company, and in any such case on such terms as to remuneration and otherwise as the Board may arrange, either in addition to or in lieu of any remuneration provided for by any other Article;

      (c) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with or otherwise interested in, any company promoted by the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment; and

      (d) shall not be liable to account to the Company for any profit, remuneration or other benefit realised by any such office, employment, contract, arrangement, transaction or proposal;

      and no such contract, arrangement, transaction or proposal shall be avoided on the grounds of any such interest or benefit.

128   DISCLOSURE OF INTERESTS TO BOARD

128.1 A Director who, to his knowledge, is in any way (directly or indirectly) interested in any contract, arrangement, transaction or proposal with the Company shall declare the nature of his interest as soon as practicable after the Director becomes aware of the circumstances which gave rise to his duty to make the disclosure.

128.2 For the purposes of this Article and Articles 129 and 130:

      (a) a general notice given to the Board by a Director that he is to be regarded as having an interest (which includes the interest of his spouse, child, step-child or a company in which he owns at least 20 per cent. of the share capital) (of the nature and extent specified in the notice) in any contract, transaction, arrangement or proposal in which a specified person or class of persons is interested shall be deemed to be a sufficient disclosure under this Article in relation to such contract, transaction, arrangement or proposal;

      (b) an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

      (c)   a Director shall be treated as having been interested if:

            (i)   it is an interest of his spouse, child or step-child; or

            (ii) it is an interest of a body corporate in which he owns or is interested in at least one-fifth of the share capital or is entitled to exercise or control the exercise of one-fifth of the voting power at any general meeting; or

            (iii) it is the interest of a person acting in his capacity as trustee of any trust the beneficiaries of which include the director his spouse, children or step-children of his or a body corporate in which the director owns or is interested in at least one-fifth of the share capital or is entitled to exercise or control the exercise of one-fifth of the voting power at any general meeting.

129   INTERESTED DIRECTOR NOT TO VOTE OR COUNT FOR QUORUM

129.1 Save as provided in this Article, a Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any contract, arrangement, transaction or any other proposal whatsoever to which the Company is or is to be a party and in which he (together with his spouse, child, step-child or a company in which he owns at least 20 per cent. of the share capital) has an interest which is to his knowledge a material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company, unless the resolution concerns any of the following matters:

      (a) the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

      (b) the giving of any guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

      (c) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

      (d) any proposal concerning any other body corporate in which he does not to his knowledge have an interest (which includes the interest of his spouse, child, step-child or a company in which he owns at least 20 per cent. of the share capital) in one per cent. or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of such body corporate;

      (e) any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

      (f) any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons who include Directors.

130   DIRECTOR'S INTEREST IN OWN APPOINTMENT

130.1 A Director shall not vote or be counted in the quorum on any resolution of the Board or committee of the Board concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of any office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of two or more Directors to offices or places of profit with the Company or any company in which the Company is interested, such proposals may be divided and a separate resolution considered in relation to each Director. In such case each of the Directors concerned (if not otherwise debarred from voting under these Articles) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

131   CHAIRMAN'S RULING CONCLUSIVE ON DIRECTOR'S INTEREST

131.1 If any question arises at any meeting as to the materiality of a Director's interest (other than the Chairman's interest) or as to the entitlement of any Director (other than the Chairman) to vote or be counted in a quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be referred to the Chairman of the meeting. The Chairman's ruling in relation to the Director concerned shall be final and conclusive.

132   DIRECTORS' RESOLUTION CONCLUSIVE ON CHAIRMAN'S INTEREST

132.1 If any question arises at any meeting as to the materiality of the Chairman's interest or as to the entitlement of the Chairman to vote or be counted in a quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be decided by resolution of the Directors or committee members present at the meeting (excluding the Chairman), whose majority vote shall be final and conclusive.

                           AUTHENTICATION OF DOCUMENTS

133   POWER TO AUTHENTICATE DOCUMENTS

133.1 Any Director, the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having their custody shall be deemed to be a person appointed by the Board for this purpose. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the ease may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

                                      SEALS

134   SAFE CUSTODY

134.1 The Board shall provide for the safe custody of the Seal and of any other seal of the Company.

135   APPLICATION OF SEALS

135.1 The Seal shall be used only by the authority of a resolution of the Board or of a committee of the Board so authorised. The Board may determine whether any instrument to which the Seal is affixed shall be signed and, if it is to be signed, who shall sign it and by what means. The Board may also determine, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical or other means. Unless otherwise so determined:

      (a) share certificates and, subject to the provisions of any instrument constituting the same, certificates issued under the Seal in respect of any debentures or other securities need not be signed and any signature may be affixed to or printed on any such certificate by any means approved by the Board; and

      (b) every other instrument to which the Seal is affixed shall be signed by one Director and by the Secretary or by two Directors.

135.2 Every certificate or share warrant shall be issued either under the Seal (which may be affixed to it or printed on it by mechanical or other means) or in such other manner as the Board, having regard to the terms of issue, and the regulations of the London Stock Exchange, may authorise; all references in these Articles to the Seal shall be construed accordingly.

136   OFFICIAL SEAL FOR USE ABROAD

136.1 Subject to the provisions of the Law, the Company may have an official seal for use in any place abroad.

                                  THE SECRETARY

137   THE SECRETARY

137.7 Subject to the provisions of the Law, the Board shall appoint a Secretary or Joint Secretaries and shall have power to appoint one or more persons to be an Assistant or Deputy Secretary at such remuneration and on such terms and conditions as it thinks fit and any such person so appointed may be removed by the Board.

137.2 Any provision of the Law or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

                           DIVIDENDS AND OTHER PAYMENTS

138   DECLARATION OF DIVIDENDS

138.1 Subject to the provisions of the Law and of these Articles, the Company may by ordinary resolution declare dividends to be paid to members according to their respective rights and interests in the profits of the Company. However, no dividend shall exceed the amount recommended by the Board.

139   INTERIM DIVIDENDS

139.1 Subject to the provisions of the Law, the Board may declare and pay such interim dividends (including any dividend payable at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. If at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends on shares which rank after shares conferring preferential rights with regard to dividend as well as on shares conferring preferential rights, unless at the time of payment any preferential dividend is in arrear. Provided that the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer by the lawful payment of any interim dividend on any shares ranking after those with preferential rights.

140   ENTITLEMENT TO DIVIDENDS

140.1 Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly.

141   CALLS OR DEBTS MAY BE DEDUCTED FROM DIVIDENDS

141.1 The Board may deduct from any dividend or other money payable to any person on or in respect of a share all such sums as may be due from him to the Company on account of calls or otherwise in relation to the shares of the Company.

142   DISTRIBUTION IN SPECIE

142.1 The Board may, with the authority of an ordinary resolution of the Company, direct that payment of any dividend declared may be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, or in any one or more of such ways. Where any difficulty arises in regard to such distribution, the Board may settle it as it thinks fit. In particular, the Board may:

      (a)   issue fractional certificates (or ignore fractions);

      (b) fix the value for distribution of such assets or any part thereof and determine that cash payments may be made to any members on the footing of the value so fixed, in order to adjust the rights of members; and

      (c) vest any such assets in trustees on trust for the persons entitled to the dividend.

143   DIVIDENDS NOT TO BEAR INTEREST

143.1 Unless otherwise provided by the rights attached to the share, no dividend or other moneys payable by the Company or in respect of a share shall bear interest as against the Company.

144   METHOD OF PAYMENT

144.1 The Company may pay any dividend, interest or other sum payable in respect of a share in cash or by direct debit, bank transfer, cheque, dividend warrant, or money order or by any other method (including by electronic media) as the Board may consider appropriate and may send the same by post or other delivery service (or by such other means offered by the Company as the member or persons entitled to it may agree in writing) to the registered address (or in the case of a Depositary, subject to the approval of the Board, such persons and addresses as the Depositary may require) of the member or person entitled to it (or, if two or more persons are holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the member or otherwise by operation of law, to the registered address of such of those persons as is first named in the Register) or to such person and such address as such member or person or persons may direct in writing.

144.2 Every cheque, warrant, order or other form of payment is sent at the risk of the person entitled to the money represented by it, shall (where relevant) be crossed and shall be made payable to the person or persons entitled, or to such other person as the person or persons entitled may direct in writing. Payment of the cheque, warrant, order or other form of payment shall be a good discharge to the Company. If any such cheque, warrant, order or other form of payment has or shall be alleged to have been lost, stolen or destroyed, the Board may, at the request of the person entitled thereto, issue a replacement cheque or warrant or order or make payment in some other form, subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Board may think fit.

144.3 Any joint holder or other person jointly entitled to a share may give an effective receipt for any dividend or other moneys payable in respect of such share.

144.4 The Board may, at its discretion, make provisions to enable a Depositary and/or any member as the Board shall from time to time determine to receive duly declared dividends in a currency or currencies other than sterling. For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such rate or rates and the payment thereof shall be on such terms and conditions as the Board may in its absolute discretion determine.

145   UNCASHED DIVIDENDS

145.1 If cheques, warrants or orders for dividends or other sums payable in respect of a share sent by the Company to the person entitled thereto are returned to the Company or left uncashed on two consecutive occasions or, following one occasion, reasonable enquiries have failed to establish any new address to be used for the purpose, the Company shall not be obliged to send any dividends or other moneys payable in respect of that share due to that person until he notifies the Company of an address to be used for the purpose.

146   UNCLAIMED DIVIDENDS

146.1 All dividends, interest or other sum payable and unclaimed for 12 months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the Company shall not he constituted a trustee in respect thereof. All dividends unclaimed for a period of 12 years after having been declared or became due for payment shall (if the Board so resolves) be forfeited and shall cease to remain owing by the Company.

147   PAYMENT OF SCRIP DIVIDENDS

147.1 The Board may, with the prior authority of an ordinary resolution of the Company and subject to such terms and conditions as the Board may determine, offer to any holders of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply:

      (a) the said resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period or periods;

      (b) the entitlement of each holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend. For this purpose "relevant value" shall be calculated by reference to the average of the middle market quotations for the Ordinary Shares on the London Stock Exchange, as derived from the Daily Official List, for the day on which the Ordinary Shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such other manner as the Board may determine on such basis as it considers to be fair and reasonable. A certificate or report by the Auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount;

      (c) no fractions of a share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any member and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such member of fully paid Ordinary Shares and/or provisions whereby cash payments may be made to members in respect of their fractional entitlements;

      (d) the Board shall, after determining the basis of allotment, notify the holders of Ordinary Shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective:

      (e) the Board may exclude from any offer any holders of Ordinary Shares or any Ordinary Shares held by a Depositary or any Ordinary Shares on which dividends are payable in foreign currency where the Board considers that the making of the offer to them or in respect of such shares would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them or in respect of such shares;

      (f) the Board may establish or vary from time to time a procedure for election mandates in respect of future rights of election and may determine that every duly effected election in respect of any Ordinary Shares shall be binding on every successor in title to the holder thereof;

      (g) the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which an election has been duly made ("the elected Ordinary Shares") and instead additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Board may capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account or capital redemption reserve) or of any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to the holders of the elected Ordinary Shares on that basis, A Board resolution capitalising any part of such reserve or fund or profits shall have the same effect as if such capitalisation had been declared by ordinary resolution of the Company in accordance with
            Article 149 and in relation to any such capitalisation the Board may exercise all the powers conferred on them by Article 149 without need of such ordinary resolution;

      (h) the additional Ordinary Shares so allotted shall rank pari passu in all respects with each other and with the fully paid Ordinary Shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other distribution or other entitlement which has been declared, paid or made by reference to such record date; and

      (i) the Board may terminate, suspend or amend any offer of the right to elect to receive Ordinary Shares in lieu of any cash dividend at any time and generally may implement any scrip dividend scheme on such terms and conditions as the Board may from time to time determine and take such other action as the Board may deem necessary or desirable from time to time in respect of any such scheme.

148   RESERVES

148.1 The Board may, before recommending any dividend (whether preferential or otherwise) carry to reserve out of the profits of the Company such sums as it thinks fit. All sums standing to reserve may be applied from time to time, at the discretion of the Board, for any purpose to which the profits of the Company may properly be applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Board thinks fit. The Board may divide the reserve into such special funds as it thinks fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. The Board may also, without placing the same to reserve, carry forward any profits which it may think prudent not to distribute.

149   CAPITALISATION OF RESERVES

149.1 The Board may, with the authority of an ordinary resolution of the
      Company:

      (a) subject as provided in this Article, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company which is available for distribution or standing to the credit of share premium account or capital redemption reserve or other undistributable reserve;

      (b) appropriate the sum resolved to be capitalised to the holders of Ordinary Shares in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those holders of Ordinary Shares or as they may direct, in those proportions, or partly in one way and partly in the other, provided that:

            (i) the share premium account, the capital redemption reserve, any other undistributable reserve and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to holders of Ordinary Shares credited as fully paid; and

            (ii) in a case where any sum is applied in paying amounts for the time being unpaid on any shares of the Company or in paying up in full debentures of the Company, the amount of the net assets of the Company at that time is not less than the aggregate of the called up share capital of the Company and its undistributable reserves as shown in the latest audited accounts of the Company or such other accounts as may be relevant and would not be reduced below that aggregate by the payment thereof;

      (c) resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividends only to the extent that such partly paid shares rank for dividends;

      (d) make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit thereof to the Company rather than to the holders of Ordinary Shares concerned) or by payment in cash or otherwise as it thinks fit in the case of shares or debentures becoming distributable in fractions;

      (e) authorise any person to enter on behalf of all the holders of Ordinary Shares concerned into an agreement with the Company providing for either;

            (i) the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation: or

            (ii) the payment up by the Company on behalf of such holders by the application thereto of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares

            (any agreement made under such authority being effective and binding on all such holders); and

      (f) generally do all acts and things required to give effect to such resolution.

150   RECORD DATES

150.1 Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject always to the Law the Company or the Board may by resolution specify any date (the "record date") as the date at the close of business (or such other time as the Board may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before the date on which the same is paid, made, given or served or (in the case of any dividend, distribution, interest, allotment or issue) at any time after the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities. No change in the register of such holders after the record date shall invalidate the same.

                                             ACCOUNTS

151   ACCOUNTING RECORDS

151.1 The Board shall cause accounting records to be kept in accordance with the Law.

152   INSPECTION OF RECORDS

152.1 No member (other than a Director) shall have any right to inspect any accounting record or other document of the Company unless he is authorised to do so by statute, by order of the court, by the Board or by ordinary resolution of the Company.

153   ACCOUNTS TO BE SENT TO MEMBERS

153.1 A printed copy of the Directors' and Auditors' reports accompanied by printed copies of the annual accounts shall, not less than 21 clear days before the annual general meeting before which they are to be laid, be delivered or sent by post to every member and holder of debentures of the Company and to the Auditors and to every other person who is entitled to receive notice of general meetings. However, this Article shall not require a copy of those documents to be sent to any person who under the provisions of these Articles is not entitled to receive notices from the Company or of whose address the Company is unaware or to any holder of debentures of whose address the Company is unaware or to more than one of the joint holders of any shares or debentures. If all or any of the shares in or debentures of the Company are listed or dealt in on any stock exchange, there shall at the same time be forwarded to the secretary of that stock exchange such number of copies of each of those documents as the regulations of that stock exchange may require.

                                     NOTICES

154   NOTICES TO BE IN WRITING

154.1 Any notice to be given to or by any person pursuant to these Articles shall be in writing, except that a notice convening a Board or Board committee meeting need not be in writing.

155   SERVICE OF NOTICE ON MEMBERS

155.1 The Company may give any notice or document (including a share certificate) to a member, either personally or by sending it by post or other delivery service in a prepaid envelope addressed to the member at his registered address or by leaving it at that address or by any other means authorised in writing by the member concerned. In the case of a member registered on an overseas branch register any such notice or document may be posted either in the Island of Jersey or in the territory in which such branch register is maintained.

155.2 In the case of joint holders of a share, all notices or documents shall be given to the joint holder whose name stands first in the Register in respect of the joint holding. Notice so given shall be sufficient notice to all the joint holders.

155.3 If on three consecutive occasions notice or other documents have been sent through the post to any member at his registered address or his address for the service of notices but have been returned undelivered, such member shall not thereafter be entitled to receive notices or other documents from the Company until he shall have communicated with the Company and supplied in writing a new registered address or address for the service of notices.

156   NOTICE IN CASE OF DEATH, BANKRUPTCY OR MENTAL DISORDER

156.1 The Company may give notice to the person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law, by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or representative by operation of law or by any like description.

157   EVIDENCE OF SERVICE

157.1 Any member present, in person or by proxy, at any meeting of the Company or of the holders of any class of shares of the Company shall be deemed to have received due notice of such meeting, and, where requisite, of the purposes for which such meeting was called.

157.2 Any notice, certificate or other document, addressed to a member at his registered address, if sent by post, be deemed to have been served or delivered on the day after the day when it was put in the post (or, where second-class mail is employed, on the second day after the day when it was put in the post). Proof that an envelope containing the notice or document was properly addressed and put into the post as a prepaid letter shall be conclusive evidence that the notice was given. Any notice, certificate or other document not sent by post but delivered or left at a registered address or address for service in the United Kingdom shall be deemed to have been served or delivered on the day on which it was so delivered or left.

157.3 Any member present, either personally or by proxy, at any general meeting of the Company or of the holders of any class of share in the Company shall for all purposes he deemed to have received due notice of that meeting, and of the purposes for which the meeting was called.

158   NOTICE BINDING ON TRANSFEREES

158.1 Every person who, by operation of law, transfers or by any other means becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been duly given to a person from whom he derives his title.

159   NOTICE BY ADVERTISEMENT

159.1 Any notice to be given by the Company to the members or any of them, and not otherwise provided for by these Articles, shall be sufficiently given if given by advertisement in at least one national newspaper published in the Island of Jersey and the United Kingdom and, where the Company keeps an overseas branch register, in at least one daily newspaper published in the territory in which such register is maintained. Any notice given by advertisement shall be deemed to have been served at noon on the day on which the advertisement first appears.

160   SUSPENSION OF POSTAL SERVICES

160.1 If at any time by reason of the suspension, interruption or curtailment of postal services or threat thereof within the !sland of Jersey the Company is or would be unable effectively to convene a general meeting by notices sent through the post, a general meeting may he convened by a notice advertised in at least one national newspaper published in the Island of Jersey and, where the Company keeps an overseas branch register, in at least one daily newspaper published in the territory in which such register is maintained. Such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the first of such advertisements appears. In any such case the Company shall send confirmatory copies of the notice by post if, at least seven days prior to the meeting, the posting of notices to addresses throughout the United Kingdom again becomes practicable.

                                   WINDING UP

161   DIVISION OF ASSETS

161.1 If the Company is wound up the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members, Any such division may be otherwise than in accordance with the existing rights of the members, but if any division is resolved otherwise than in accordance with such rights. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees on such trusts for the benefit of the members as he with the like sanction shall determine, but no member shall be compelled to accept any assets on which there is a liability.

                                    INDEMNITY

162   RIGHT TO INDEMNITY

162.1 Subject to the provisions of the Law, but without prejudice to any indemnity to which he may be otherwise entitled, every Director, alternate Director, Secretary or other officer of the Company shall be entitled to be indemnified and, if the Board so determines, an Auditor may be indemnified, out of the assets of the Company against all costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution or discharge of his duties or exercise of his powers or otherwise in relation thereto, including (without prejudice to the generality of the foregoing) any liability incurred in defending any proceedings (whether civil or criminal) which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company, or as Auditor, and in which judgment is given in his favour or in which he is acquitted or in connection with any application under the Law in which relief is granted to him by any court of competent jurisdiction.

163   POWER TO INSURE

163.1 Subject to the provisions of the Law, the Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director or other officer or employee or auditor of the Company or of any other company which is a subsidiary or subsidiary undertaking of the Company or in which the Company has an interest whether direct or indirect or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of the Company or of any such other company or subsidiary undertaking is or has been interested indemnifying such person against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, officer, employee, auditor or trustee.

164   UNCERTIFICATED SHARES

164.1 Notwithstanding anything in these Articles to the contrary, any shares in the Company may be issued, held, registered, converted to, transferred or otherwise dealt with in uncertificated form and convened from uncertificated form to certificated form in accordance with the Regulations and generally accepted good practice from time to time. Any provisions of these Articles shall not apply to any uncertificated shares to the extent that such provisions are inconsistent with:

      (a)   the holding of shares in uncertificated form;

      (b)   the transfer of title to shares by means of a relevant system; or

      (c)   any provision of the Regulations.

164.2 Without prejudice to the generality and effectiveness of the foregoing:

      (a) Articles 11, 12 and 33 and the second and Article 34 shall apply in relation to such shares as if the reference therein to the date on which the transfer was lodged with the Company were a reference to the date on which the appropriate instruction was received by or on behalf of the Company in accordance with the facilities and requirements of the relevant system;

      (b) without prejudice to Article 34 in relation to uncertificated shares, the Board may also refuse to register a transfer of uncertificated shares in such other circumstances as may be permitted or required by the Regulations and the relevant system;

      (c) references in these Articles to a requirement on any person to execute or deliver an instrument of transfer or certificate or other document which shall not be appropriate in the case of uncertificated shares shall, in the case of uncertificated shares, be treated as references to a requirement to comply with any relevant requirements of the relevant system and any relevant arrangements or regulations which the Board may make from time to time pursuant to Article 164.2(k) below;

      (d) for the purposes referred to in Article 40, a person entitled by transmission to a share in uncenificated form who elects to have some other person registered shall either;

            (i) procure that instructions are given by means of the relevant system to effect transfer of such uncertificated share to that person; or

            (ii) change the uncertificated share to certificated form and execute an instrument of transfer of that certificated share to that person;

      (e) the Company shall enter on the Register the number of shares which are held by each member in uncertificated form and in certificated form and shall maintain the Register in each case as is required by the Regulations and the relevant system and, unless the Board otherwise determines, holdings of the same holder or joint holders in certificated form and uncertificated form shall be treated as separate holdings;

      (f) a class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles or the Regulations which applies only in respect of certificated shares or uncertificated shares;

      (g) references in .Article 42 to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system relating to the transfer of such shares;

      (h) for the purposes referred to in Article 44.2, the Board may in respect of uncertificated shares authorise some person to transfer and/or require the holder to transfer the relevant shares in accordance with the facilities and requirements of the relevant system;

      (i) for the purposes of Article 144.1, any payment in the case of uncertificated shares may be made by means of the relevant system (subject always to the facilities and requirements of the relevant system) and without prejudice to the generality of the foregoing such payment may be made by the sending by the Company or any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders of such shares or, if permitted by the Company, of such person as the holder or joint holders may in writing direct and for the purposes of Article 144.2 the making of a payment in accordance with the facilities and requirements of the relevant system concerned shall be a good discharge to the Company;

      (j) subject to the Law the Board may issue shares as certificated shares or as uncertificated shares in its absolute discretion and Articles
            5.147 and 149 shall be construed accordingly;

      (k) the Board may make such arrangements or regulations (if any) as it may from time to time in its absolute discretion think fit in relation to the evidencing and transfer of uncertificated shares and otherwise for the purpose of implementing and/or supplementing the provisions of this Article 164 and the Regulations and the facilities and requirements of the relevant system and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article 164;

      (l) the Board may utilise the relevant system to the fullest extent available from time to time in the exercise of the Company's powers or functions under the Law or these Articles or otherwise in effecting any actions; and

      (m) the Board may resolve that a class of shares is to become a participating security and may at any time determine that a class of shares shall cease to be a participating security.

164.3 Where any class of shares in the capital of the Company is a participating security and the Company is entitled under any provisions of the law or the rules made and practices instituted by the Operator of any relevant system or under these Articles to dispose of, forfeit, enforce a lien or sell or otherwise procure the sale of any shares which are held in uncertificated form, such entitlement (to the extent permitted by the Regulations and the rules made and practices instituted by the Operator of the relevant system) shall include the right to:

      (a) request or require the deletion of any computer-based entries in the relevant system relating to the holding of such shares in uncertificated form; and/or

      (b) require any holder of any uncertificated shares which are the subject of any exercise by the Company of any such entitlement, by notice in writing to the holder concerned, to change his holding of such uncertificated shares into certificated form within such period as may be specified in the notice, prior to completion of any disposal, sale or transfer of such shares or direct the holder to take such steps, by instructions given by means of a relevant system or otherwise, as may be necessary to sell or transfer such shares; and/or

      (c) appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such shares as may be required to effect a transfer of such shares and such steps shall be as effective as if they had been taken by the registered holder of the uncertificated shares concerned; and/or

      (d) transfer any uncertificated shares which are the subject of any exercise by the Company of any such entitlement by entering the name of the transferee in the Register in respect of that share as a transferred share; and/or

      (e) otherwise rectify or change the Register in respect of that share in such manner as may be appropriate; and

      (f) take such other action as may be necessary to enable those shares to be registered in the name of the person to whom the shares have been sold or disposed of or as directed by him.

164.4 For the purposes of this Article 164:

      (a) "Regulations" means any regulations or order made by the relevant competent authority in Jersey or amendments to the Law pursuant to which shares may be held in uncertificated form;

      (b) words and expressions shall have the same respective meanings as in the Regulations;

      (c) references herein to an uncertificated share or to a share (or to a holding of shares) being in uncertificated form are references to that share being an uncertificated unit of a security, and references to a certificated share or to a share being in certificated form are references to that share being a unit of a security which is not an uncertificated unit;

      (d) "cash memorandum account" means an account so designated by the Operator of the relevant system;

      (e)   "relevant system" means the system operated by the Operator:

      (f)   "Operator" means Crestco Limited; and

      (g) "participating security" means a security dealt with under the relevant system.

                                    CONTENTS

ARTICLE NO.                                                                 PAGE

PRELIMINARY ..............................................................     1

1  Standard Table ........................................................     1

2  Interpretation ........................................................     1

3  Form of resolution ....................................................     4

SHARE CAPITAL ............................................................     4

4  Authorised share capital ..............................................     4

5  Allotment .............................................................     4

6  Redeemable shares .....................................................     4

7  Power to attach rights ................................................     5

8  Share warrants to bearer ..............................................     5

9  Commission and brokerage ..............................................     5

10 Trusts not to be recognised ...........................................     6

SHARE CERTIFICATES .......................................................     6

11 Right to certificates .................................................     6

12 Replacement certificates ..............................................     6

LIEN ON SHARES ...........................................................     7

13 Lien on shares not fully paid .........................................     7

14 Enforcement of lien by sale ...........................................     7

15 Application of proceeds of sale .......................................    7

CALLS ON SHARES ..........................................................    8

16 Calls .................................................................    8

17 Liability of joint holders ............................................    8

18 Interest on calls .....................................................    8

19 Rights of member when call unpaid .....................................    8

20 Sums due on allotment treated as calls ................................    9

21 Power to differentiate ................................................    9

22 Payment in advance of calls ...........................................    9

23 Delegation of power to make calls .....................................    9

FORFEITURE OF SHARES .....................................................    10

24 Notice if call not paid ...............................................    10

25 Forfeiture for non-compliance .........................................    10

26 Notice after forfeiture ...............................................    10

27 Forfeiture may be annulled ............................................    10

28 Surrender .............................................................    10

29 Disposal of forfeited shares ..........................................    11

30 Effect of forfeiture ..................................................    11

31 Extinction of claims ..................................................    11

32 Evidence of forfeiture ................................................    11

TRANSFER OF SHARES .......................................................    12

33 Form of transfer ......................................................    12

34 Right to refuse registration ..........................................    12

35 Notice of refusal .....................................................    13

36 Closing of Register ...................................................    13

37 Fees on registration ..................................................    13

38 Other powers in relation to transfers .................................    13

TRANSMISSION OF SHARES ...................................................    13

39 On death ..............................................................    13

40 Election of person entitled by transmission ...........................    14

41 Rights on transmission.................................................    14

DESTRUCTION OF DOCUMENTS .................................................    14

42 Destruction of documents ..............................................    14

ALTERATION OF SHARE CAPITAL ..............................................    15

43 Increase, consolidation, cancellation and sub-division ................    15

44 Fractions .............................................................    16

45 Reduction of capital ..................................................    17

46 Purchase of own shares ................................................    17

VARIATION OF CLASS .......................................................    17

47 Sanction to variation .................................................    17

48 Class meetings ........................................................    18

49 Deemed variation ......................................................    18

GENERAL MEETINGS .........................................................    18

50 Annual general meetings ...............................................    18

51 Extraordinary general meetings ........................................    18

52 Convening of extraordinary general meeting ............................    18

53 Notice of general meetings ............................................    19

54 Omission to send notice ...............................................    19

55 Special business ......................................................    20

PROCEEDINGS AT GENERAL MEETINGS ..........................................    20

56 Quorum ................................................................    20

57 If quorum not present .................................................    20

58 Chairman ..............................................................    21

59 Directors and other persons may attend and speak ......................    21

60 Power to adjourn ......................................................    21

61 Notice of adjourned meeting ...........................................    21

62 Business of adjourned meeting .........................................    22

63 Accommodation of members and security arrangements ....................    22

VOTING ...................................................................    23

64 Method of voting ......................................................    23

65 Chairman's declaration conclusive on show of hands ....................    23

66 Objection to error in voting ..........................................    23

67 Amendment to resolutions ..............................................    24

68 Procedure on a poll ...................................................    24

69 Votes of members ......................................................    25

70 Casting vote ..........................................................    25

71 Restriction on voting rights for unpaid calls etc. ....................    25

72 Voting by proxy .......................................................    26

73 Form of proxy .........................................................    26

74 Deposit of proxy ......................................................    26

75 More than one proxy may be appointed ..................................    27

76 Board may supply proxy cards ..........................................    27

77 Revocation of proxy ...................................................    27

78 Corporate representative ..............................................    28

UNTRACED MEMBERS .........................................................    28

79 Power of sale .........................................................    28

80 Application of proceeds of sale .......................................    29

PRESIDENT ................................................................    30

81 Appointment of President ..............................................    30

82 Duties of President ...................................................    30

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS .........................    30

83 Number of Directors ...................................................    30

84 Power of Company to appoint Directors .................................    30

85 Power of Board to appoint Directors ...................................    30

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86  Appointment of executive Directors ...................................    31

87  Eligibility of new Directors .........................................    31

88  Share qualification ..................................................    31

89  Resolution for appointment ...........................................    31

90  Retirement by rotation ...............................................    31

91  Directors subject to retirement by rotation ..........................    31

92  Position of retiring Director ........................................    32

93  Deemed re-appointment ................................................    32

94  Removal by ordinary resolution .......................................    32

95  Vacation of office by Director .......................................    32

96  Resolution as to vacancy conclusive ..................................    33

ALTERNATE DIRECTORS ......................................................    33

97  Appointments .........................................................    33

98  Participation in Board meetings ......................................    33

99  Alternate Director responsible for own acts ..........................    34

100 Interests of alternate Director ......................................    34

101 Revocation of appointment ............................................    34

DIRECTORS' REMUNERATION, EXPENSES AND PENSIONS ...........................    34

102 Directors' fees ......................................................    34

103 Expenses .............................................................    35

104 Additional remuneration ..............................................    35

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105 Remuneration of executive Directors ..................................    35

106 Pensions and other benefits ..........................................    35

POWERS AND DUTIES OF THE BOARD ...........................................    36

107 Powers of the Board ..................................................    36

108 Powers of Directors being less than minimum number ...................    36

109 Powers of executive Directors ........................................    36

110 Delegation to committees .............................................    37

111 Local management .....................................................    38

112 Power of attorney ....................................................    39

113 Exercise of voting power .............................................    39

114 Provision for employees ..............................................    39

115 Overseas registers ...................................................    39

116 Borrowing powers .....................................................    39

PROCEEDINGS OF D1RECTORS AND COMMITTEES ..................................    40

118 Notice of Board meetings .............................................    40

119 Quorum ...............................................................    40

120 Chairman of Board ....................................................    40

121 Voting ...............................................................    41

122 Participation by telephone or facsimile ..............................    41

123 Resolution in writing ................................................    41

124 Proceedings of committees ............................................    42

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125 Minutes of proceedings ...............................................    42

126 Validity of proceedings ..............................................    42

DIRECTORS' INTERESTS .....................................................    42

127 Director may have interests ..........................................    42

128 Disclosure of interests to Board .....................................    43

129 Interested Director not to vote or count for quorum ..................    44

130 Director's interest in own appointment ...............................    45

131 Chairman's ruling conclusive on Director's interest ..................    45

132 Directors' resolution conclusive on Chairman's interest ..............    45

AUTHENTICATION OF DOCUMENTS ..............................................    46

133 Power to authenticate documents ......................................    46

SEALS ....................................................................    46

134 Safe custody .........................................................    46

135 Application of seals .................................................    46

136 Official seal for use abroad .........................................    47

THE SECRETARY ............................................................    47

137 The Secretary ........................................................    47

DIVIDENDS AND OTHER PAYMENTS .............................................    47

138 Declaration of dividends .............................................    47

139 Interim dividends ....................................................    47

140 Entitlement to dividends .............................................    48

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141 Calls or debts may he deducted from dividends ........................    48

142 Distribution in specie ...............................................    48

143 Dividends not to bear interest .......................................    48

144 Method of payment ....................................................    48

145 Uncashed dividends ...................................................    49

146 Unclaimed dividends ..................................................    50

147 Payment of scrip dividends ...........................................    50

148 Reserves .............................................................    52

149 Capitalisation of reserves ...........................................    52

150 Record dates .........................................................    53

ACCOUNTS .................................................................    54

151 Accounting records ...................................................    54

152 Inspection of records ................................................    54

153 Accounts to be sent to members .......................................    54

NOTICES ..................................................................    54

154 Notices to be in writing .............................................    54

155 Service of notice on members .........................................    55

156 Notice in case of death, bankruptcy or mental disorder ...............    55

157 Evidence of service ..................................................    55

158 Notice binding on transferees ........................................    56

159 Notice by advertisement ..............................................    56

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160 Suspension of postal services ........................................    56

WINDING UP ...............................................................    56

161 Division of assets ...................................................    56

INDEMNITY ................................................................    57

162 Right to indemnity ...................................................    57

163 Power to insure ......................................................    57

164 Uncertificated shares ................................................    57